UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

HOOPS SCOUTING USA
(Name of Registrant As Specified In Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HOOPS SCOUTING USA

63 Rocio Court

Palm Desert, CA 92260

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on February 28, 2023, of shares of the Common Stock with voting power of Hoops Scouting USA, a Wyoming corporation (the “Company”), that one shareholder holding 58.8% of our voting power as of the Record Date has giving written consent as of February 28, 2023, to ratify the following:

1.	To amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock we may issue from 100,000,000 to 10,000,000,000 (the “Share Increase”)

2.	To approve and effectuate a forward stock split of the issued and outstanding shares of common stock on a 75 for 1 basis (the “Forward Split”).

The Share Increase and the Forward Split are collectively referred to as the “Corporate Changes”.

These actions were ratified on February 28, 2023, by one shareholder who holds a majority of the Company’s voting power.  We anticipate an effective date of March 30, 2023, or as soon thereafter as practicable in accordance applicable law.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying information statement is furnished only to inform our shareholders of the Share Increase described above before they take place in accordance with Rule 14C of the Securities Exchange Act of 1934, as amended.  This Information Statement is first mailed to you on or about March 10, 2023.

Please feel free to call us at (760) 636-4353 should you have any questions on the enclosed Information Statement.

Date: March 10, 2023	For the Board of Directors of HOOPS SCOUTING USA

	By:	/s/ Jamie Oei
Jamie Oei
Chief Executive Officer and Director

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

HOOPS SCOUTING USA

63 Rocio Court

Palm Desert, CA 92260

INFORMATION STATEMENT

March 10, 2023

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the Common Stock, par value $0.0001 per share (the “Common Stock”), of Hoops Scouting USA, a Wyoming Corporation (the “Company”), to notify such Stockholders that on or about February 28, 2023, the Company received written consents in lieu of a meeting of Stockholders from one holder of 500,000 shares of Common Stock, representing 58.8% of the our total 850,000 issued and outstanding shares of voting stock of the Company (the “Majority Stockholder”) to:

1.	To amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock we may issue from 100,000,000 to 10,000,000,000 (the “Share Increase”)

2.	To approve and effectuate a forward stock split of the issued and outstanding shares of common stock on a 75 for 1 basis (the “Forward Split”).

The Share Increase and the Forward Split are collectively referred to as the “Corporate Changes”.  Accordingly, your consent is not required and is not being solicited in connection with the approval.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken.  In addition, pursuant to the laws of Wyoming, the Share Increase taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The Corporate Changes will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

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 WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND A PROXY.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the date of the consent by the Majority Stockholder, on February 28, 2023, the Company had 850,000 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding.

On February 28, 2023, the holder of 500,000 shares of Common Stock, representing 58.8% of our total 850,000 issued and outstanding shares of voting stock of the Company executed and delivered to the Company a written consent approving the Corporate Changes.  As the Corporate Changes was ratified by the Majority Stockholder, no proxies are being solicited with this Information Statement.

The Wyoming Business Corporations Act provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the actions so taken, are signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Wyoming Business Corporations Act, a vote by the holders of at least a majority of the voting shares is required to effect the actions described herein.  As of the Record Date, the Company had 850,000 common shares issued and outstanding and entitled to vote.  The consenting Majority Stockholder is the record and beneficial owners of a total of 500,000 shares of the Company’s Common Stock, which represents 58.8% of the total number of voting shares.  The consenting Majority Stockholder voted in favor of the Corporate Changes described herein in a written consent, dated February 28, 2023.  No consideration was paid for the consent.  The consenting stockholders’ name, affiliation with the Company and beneficial holdings are as follows:

Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership	Percentage of Voting Power (1)
Jamie Oei (2) 63 Rocio Court Palm Desert, CA 92260	500,000 Common	58.82%

1.

Percentage of voting power is based on 850,000 shares of Common Stock issued and outstanding as of February 28, 2023. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

2.	Jamie Oei, is our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and a Director.

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ACTION: TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF FROM 100,000,000 to 10,000,000,000 (THE “SHARE INCREASE”)

On February 28, 2023, our Board of Directors approved, subject to receiving the approval of the holder of a majority of our outstanding voting stock, an amendment and restatement of our Articles of Incorporation (the “Restated Articles”), to increase the number of authorized shares of common stock we may issue from 100,000,000 to 10,000,000,000 (the “Share Increase”).  The Majority Stockholder approved the Restated Articles pursuant to a written consent dated as of February 28, 2023.  The Restated Articles effecting the share increase will become effective following filing with the Secretary of State of the State of Wyoming, which will occur promptly following the 20th day after the filing of the Definitive Information Statement.

We are currently authorized by our Certificate of Incorporation to issue 100,000,000 shares of common stock, $0.0001 par value per share and 20,000,000 shares of Preferred Stock, $0.0001 par value per share.  Pursuant to the amendment we will increase the number of common shares we are authorized to issue to 10,000,000,000 shares of common stock, $0.0001 par value per share.  As of the date the amendment was approved by our Board and the Majority Stockholder, there were 850,000 shares of our common stock issued and outstanding.

Reasons for the Share Increase

Our Board believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of our common stock to allow for the issuance of shares of our common stock or other securities in connection with such potential issuances and such other purposes as the Board determines.  The Board believes that the Share Increase will afford the Company greater flexibility in seeking capital and potential acquisition targets.  The Board has no immediate plans, understandings, agreement or commitments to issue shares of Common Stock for any purposes.

Effect of the Share Increase

The increase in the authorized number of shares of our common stock will permit our Board to issue additional shares of our common stock without further approval of our stockholders, and our Board does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.  Our issuance of additional shares of common stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

We presently do not have in place provisions which may have an anti-takeover effect.  The increase in the authorized number of shares of our common stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board.

The issuance of additional shares of our common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our common stock.  It may also adversely affect the market price of our common stock.  However, if additional shares are issued in transactions whereby favorable business opportunities are provided, the market price of our common stock may increase.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available.  We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business.  Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

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ACTION:  TO AUTHORIZE THE BOARD OF DIRECTORS

TO EFFECTUATE A 75 FOR 1 FORWARD SPLIT (THE “FORWARD SPLIT”)

On February 28, 2023, the Board of Directors and the consenting stockholder adopted and approved a resolution to effect a forward stock split of all issued and outstanding shares of Common Stock of the Company at a ratio of three for seventy-five for one (75:1) or seventy-five (75) new shares of Common Stock for each one (1) share of Common Stock owned (the "Forward Split").

The Company also has 20,000,000 shares of Preferred Stock authorized in its Articles of Incorporation, of which 0 are issued and outstanding.  The Forward Split will not affect the Preferred Stock. The Company has no current plans, proposals or arrangements to issue any additional shares of Preferred Stock.

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Forward Split if the Board of Directors, in its sole discretion, determines that the Forward split is no longer in our best interests and that of our stockholders. The Board of Directors may consider a variety of factors in determining whether to implement the Forward split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of Common Stock, business and transactional developments, and our project financial performance.

The Forward Split will not change the number of authorized shares of Common Stock or the par value of the Company’s Common Stock.  Except for any changes as a result of the treatment of fractional shares, each stockholder of the Company will hold the same percentage of Common Stock outstanding immediately following the Forward Split as such stockholder held immediately prior to the split.

The Company has no current plans, proposals or arrangements for the issuance of the shares that will result from the effective increase in the number of authorized shares that will result from the approved Forward split.  The Company presently has no plans, proposal or arrangements to issue any shares of Common Stock for any purpose whatsoever, including future acquisitions and/or financings.

Purpose

The Board of Directors believed that it was in the best interests of the Company to implement a Forward Split on the basis that the low number of issued and outstanding shares of Common Stock of the Company would likely not appeal to brokerage firms and that when trading, the current projected per share price level of our Common Stock will reduce the effective marketability of our Common Stock because of the reluctance of many brokerage firms to recommend stock to their clients or to act as market-makers for issuers which do not have a sufficient number of shares of Common Stock issued and outstanding.

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Certain Risks Associated with the Forward split

There can be no assurance that the total projected market capitalization of the Company’s Common Stock after the proposed Forward Split will be equal to or greater than the total projected market capitalization before the proposed Forward Split or that the per share price of the Company’s Common Stock following the Forward Split will either exceed or remain higher than the current anticipated per share.

There can be no assurance that the market price per new share of the Company’s Common Stock (the "New Shares") after the Forward Split will rise or remain constant in proportion to the reduction in the number of old shares of the Company’s Common Stock (the "Old Shares") outstanding before the Forward Split.

Accordingly, the total market capitalization of the Company’s Common Stock after the proposed Forward Split may be lower than the total market capitalization before the proposed Forward Split and, in the future, the market price of the Company’s Common Stock following the Forward Split may not exceed or remain higher than the market price prior to the proposed Forward Split.  In many cases, the total market capitalization of a company following a Forward Split is lower than the total market capitalization before the Forward Split.

There can be no assurance that the Forward Split will result in a per share price that will attract investors.  A decline in the market price for The Company’s Common Stock after the Forward Split may result in a greater percentage decline than would occur in the absence of a Forward Split, and the liquidity of The Company’s Common Stock could be adversely affected following a Forward Split.

The market price of The Company’s Common Stock will also be based on The Company’s performance and other factors, some of which are unrelated to the number of shares outstanding.  If the Forward Split is effected and the market price of The Company’s Common Stock declines, the percentage decline as an absolute number and as a percentage of The Company’s overall market capitalization may be greater than would occur in the absence of a Forward Split.  In many cases, both the total market capitalization of a company and the market price of a share of such company’s Common Stock following a Forward Split are lower than they were before the Forward Split. Furthermore, the liquidity of The Company’s Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Forward Split.

The Company’s Common Stock trades as a "penny stock" classification which limits the liquidity for the Company’s Common Stock.

The Company’s stock is subject to "penny stock" rules as defined in Exchange Act Rule 3a51-1.  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  The Company’s Common Stock is subject to these penny stock rules.  Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

As a result, all brokers or dealers involved in a transaction in which the Company’s shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination.  These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of the Company’s stockholders to sell in the secondary market, through brokers, dealers or otherwise.  The Company also understands that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the common shares in the United States and stockholders may find it more difficult to sell their shares.  An orderly market is not assured or implied as to the Company’s Common Stock.  Nor are there any assurances as to the existence of market makers or broker/dealers for the Company’s Common Stock.

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Principal Effects of the Forward split

In addition to those risk factors note above, the Forward split will have the following effects:

General Corporate Change – (i) one (1) Old Share owned by a stockholder would be exchanged for seventy-five (75) New Shares, and (ii) the number of shares of the Company’s Common Stock issued and outstanding will be increased proportionately based on the Forward Split.

As approved and effected, the Forward Split will be effected simultaneously for all of the Company’s Common Stock.  While the intent is for the proposed forward split to affect all of the Company’s stockholders uniformly, the process of rounding up when any of the Company’s stockholders own a fractional share will result in a non-material change in each stockholder’s percentage ownership interest in the Company.

The Forward Split does not materially affect the proportionate equity interest in the Company of any holder of Common Stock or the relative rights, preferences, privileges or priorities of any such stockholder.

Fractional Shares - Any fractional shares of Common Stock resulting from the forward split will “round up” to the nearest whole number.  No cash will be paid to any holders of fractional interests in the Company.

Authorized Shares - The forward split will not change the number of authorized shares of Common Stock of the Company, as states in the Company’s Articles of Incorporation, as amended.

Accounting Matters - The Forward Split will not affect the par value of the Company’s Common Stock.  As a result, as of the effective time of the Forward Split, the stated capital on the Company’s balance sheet attributable to the Company’s Common Stock will be increased proportionately based on the Forward Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is increased.  The per share net income or loss and net book value of the Company’s Common Stock will be restated because there will be a greater number shares of the Company’s Common Stock outstanding.

Procedure for Effecting the Forward Split and Exchange of Stock Certificates

Upon effectiveness of the Forward Split, each outstanding share of the Company will automatically be converted on the effective date at the applicable Forward Split ratio. It will not be necessary for stockholders of the Company to exchange their existing stock certificates.

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.  If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-Forward Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the reverse stock split.

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Federal Income Tax Consequences of the Forward Split

The following is a summary of certain material federal income tax consequences of the Forward Split.  It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Forward Split and is included for general information only.  Further, it does not address any state, local or foreign income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax  rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Forward Split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the Forward Split.  The aggregate tax basis of the New Shares received in the Forward Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefor.  The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Forward Split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The Company’s view regarding the tax consequences of the Forward Split is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Forward Split.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Common Stock owned on February 28, 2023, by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address (1)	Number of Shares Owned	Percentage (2)
Jamie Oei (3) 63 Rocio Court Palm Desert, CA 92260	500,000	58.8%
All Directors And Officers As A Group	500,000	58.8%

1.	The person named in this table has sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned.

2.	Based on 850,000 shares of Common Stock outstanding as of February 28, 2023.

3.	Jamie Oei is our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and a Director.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Wyoming Business Corporations Act, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

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EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Changes shall not be effective until a date at least 20 days after the date on which the Definitive Information Statement has been mailed to the Stockholders.  The Company anticipates that the Corporate Changes contemplated hereby will be effected on or about the close of business on March 30, 2023.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.  The Board of Directors has fixed the close of business on February 28, 2023, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Corporate Changes will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about March 10, 2023 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Corporate Changes.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: March 10, 2023	For the Board of Directors of HOOPS SCOUTING USA

	By:	/s/ Jamie Oei
Jamie Oei
Chief Executive Officer and Director

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